UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2015

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2015, Asbury Automotive Group, Inc. (the "Company") held its 2015 annual meeting of stockholders (the "Annual Meeting"). The matters upon which the stockholders voted are set forth below.

Proposal 1

The three Class I director nominees named in the Company's proxy statement were elected, each to hold office until the 2018 Annual Meeting or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Dennis E. Clements	24,643,919	71,211	2,084,303
Eugene S. Katz	24,643,955	71,175	2,084,303
Scott L. Thompson	24,616,600	98,530	2,084,303

Proposal 2

The proposal to approve an advisory resolution on the compensation of the Company’s named executive officers was approved based on the following votes:

For	24,315,990
Against	376,786
Abstain	22,354
Broker Non-Votes	2,084,303

Proposal 3

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was approved based on the following votes:

For	26,733,704
Against	35,902
Abstain	29,827
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: April 15, 2015	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President, General Counsel & Secretary